UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2016

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Under Title I of the Dodd-Frank Act and rules jointly issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Deposit Insurance Corporation (the “FDIC”), JPMorgan Chase & Co. (“JPMC” or the “Firm”) is required to prepare and submit periodically to the Federal Reserve and the FDIC a detailed plan (the “Resolution Plan”) for the rapid and orderly resolution, without extraordinary government support, of JPMC and certain of its subsidiaries under the U.S. Bankruptcy Code and other applicable insolvency laws in the event of future material financial distress of the Firm. JPMC has adopted the “Single Point of Entry” (“SPOE”) strategy as its “preferred strategy” for resolving the Firm. For more information about JPMC’s SPOE strategy, reference is made to the “Risk Factors” section of the Firm’s Form 10-K for the year ended December 31, 2015.

In April 2016, the Federal Reserve and the FDIC jointly provided the Firm with feedback on the Resolution Plan that the Firm submitted in July 2015. While the agencies noted improvements in the Firm’s 2015 Resolution Plan over prior iterations, they jointly determined that the Plan was not credible, or would not facilitate an orderly resolution under the U.S. Bankruptcy Code. The agencies identified four aspects of the Firm’s 2015 Resolution Plan as “deficiencies” (related to liquidity, legal entity rationalization, derivatives and trading activities, and governance mechanisms) and two aspects as “shortcomings” (related to other aspects of governance mechanisms and to operational matters related to material outsourced services). On October 1, 2016, the Firm filed with the Federal Reserve and the FDIC its submission (the “2016 Submission”) describing how the Firm remediated the identified deficiencies and providing a status report of its actions to address the shortcomings. On October 4, 2016, the Federal Reserve and the FDIC made public a subsection of the 2016 Submission (the “JPMC 2016 Public Submission”). The JPMC 2016 Public Submission can be accessed at www.fdic.gov/regulations/reform/resplans/index.html and www.federalreserve.gov/bankinforeg/resolution-plans.htm, as well as at www.jpmorganchase.com under Investor Relations, Events & Presentations, Resolution Plan Public Filing 2016.

JPMC has taken several steps to address the agencies’ feedback, including pre-positioning significant amounts of capital and liquidity at the Firm’s “material legal entities” (as defined in the 2016 Submission), the establishment of a new subsidiary, JPMorgan Chase Holdings LLC (the “IHC”), and the entering into a Support Agreement (the “Support Agreement”) with the IHC, JPMorgan Chase Bank, N.A. (“JPMCB”) and the Firm’s other “material legal entities”. For more information about JPMC’s remediation efforts, please refer to the JPMC 2016 Public Submission.

Pursuant to the Support Agreement, JPMC will, commencing in the fourth quarter of 2016, contribute to the IHC the stock of substantially all of its direct subsidiaries (other than JPMCB), as well as other assets and intercompany indebtedness owing to JPMC (the “Asset Transfers”). In consideration for the Asset Transfers, the IHC has agreed in the Support Agreement to provide capital and liquidity support to all of the Firm’s material legal entities (including JPMCB) in accordance with JPMC’s “business as usual” capital and liquidity management policies as in effect from time to time. The IHC will have no third party indebtedness, and JPMC will be obligated to contribute to the IHC substantially all the net proceeds received by it from JPMC’s securities issuances (including, without limitation, issuances of senior and subordinated debt securities and of preferred and common stock). Under the Support Agreement, JPMC is only permitted to retain specified amounts of cash needed to meet its upcoming obligations and to fund expenses during a bankruptcy proceeding were one to occur. In addition, the IHC has provided JPMC with a committed credit facility to supplement the cash that JPMC will receive from dividends from JPMCB and the IHC. The credit facility is intended to ensure that JPMC is able to continue to meet its obligations throughout the period prior to the occurrence of a “Resolution Event” (as defined below). JPMC’s obligation to make the Asset Transfers to the IHC is secured by the equity of the IHC and the other JPMC assets required to be contributed to the IHC, and the IHC’s obligation to support JPMC’s material legal entities is secured by the IHC’s assets required to be used to support such material legal entities.

In accordance with its policies, JPMC is required to monitor the capital and liquidity needs of JPMC, JPMCB and the Firm’s other material legal entities on an on-going basis. To support this process, the Firm has established methodologies to measure, monitor and report to senior management and the Firm’s Board of Directors key capital and liquidity metrics and the occurrence of idiosyncratic stress events, and to initiate action plans as appropriate to ameliorate any stress event that may occur. This comprehensive Firm-wide “trigger framework” identifies key actions that would need to be taken or decisions that would need to be made at critical points if certain defined liquidity and/or capital metrics fall below defined thresholds. The trigger framework also requires the escalation of information if certain market indicators are breached. In the event JPMC becomes subject to material financial distress, the Support Agreement requires the Firm to model and calculate certain capital and liquidity triggers on a regular basis to determine whether or not the Firm should commence preparations for filing for bankruptcy and whether or not a Resolution Event has occurred. Upon the occurrence of a Resolution Event: (i) the IHC would not be authorized to provide any further liquidity (either through loans or dividends) to JPMC; (ii) JPMC would be required to contribute to the IHC most of its remaining assets, other than the stock of JPMCB and the IHC and certain other assets (generally limited to amounts needed for bankruptcy expenses); (iii) JPMC would be expected to commence Chapter 11 proceedings under the U.S. Bankruptcy Code; and (iv) the IHC would be required to provide capital and liquidity support to the Firm’s material legal entities as and when needed to support such entities’ continued operation or orderly resolution as provided by the Resolution Plan.

A Resolution Event is defined under the Support Agreement as the occurrence of one or more capital and liquidity thresholds being breached. These capital and liquidity thresholds currently include capital triggers based on certain of the Basel III Transitional Capital rules minimum ratios, a liquidity trigger that measures the ratio of liquid assets to projected outflows and dynamic capital and liquidity triggers based on forecasts of the Firm’s resources relative to the capital and liquidity needed to effect the Resolution Plan. These triggers are set at levels intended to ensure that sufficient capital and liquidity are available to fully implement the Resolution Plan through resolution without extraordinary government support. Accordingly, following a Resolution Event, JPMC’s remaining capital and liquidity resources will be dedicated to providing required support to JPMC’s material legal entities to implement the Resolution Plan instead of being available to meet JPMC’s obligations, including satisfying the claims of its security holders.

The definitions of the thresholds utilized in the Firm’s “trigger framework”, including the definitions of the thresholds constituting a Resolution Event under the Support Agreement, may be amended under a range of circumstances including , among other reasons: (i) to reflect changes in circumstances, including changes in assumptions about liquidity or capital needs and/or resources or the manner in which the Firm has determined to measure its liquidity or capital needs and/or resources, or in light of regulatory requirements; or (ii) to reflect changes in the Firm’s “material legal entities”. The Support Agreement may be amended with the consent of JPMC, the IHC and a majority of the material legal entities (and, solely during the first year, by JPMC alone, and thereafter, subject to certain conditions, solely by JPMC and the IHC acting together), so long as any such amendments are not inconsistent with the Resolution Plan or the SPOE strategy. The Support Agreement has an initial three-year term, and will be automatically extended each year for an additional year unless JPMC elects not to renew.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Stacey Friedman
Stacey Friedman
General Counsel

Dated: October 4, 2016

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